Exhibit 99.1

Intercontinental Exchange Reports Strong Full Year 2022 Results

17th consecutive year of record revenues

Jeffrey C. Sprecher,

ICE Chair & Chief Executive Officer, said,

"We are pleased to report our 17th consecutive year of record revenues. Amidst a dynamic macroeconomic environment, our strong results reflect the "all-weather" nature of our business model. Our customers continue to rely on our mission-critical data and technology to manage risk and capture workflow efficiencies through an array of macroeconomic environments. As we look to 2023 and beyond, we remain focused on helping to serve our customers' needs and extending our track record of growth."

● Record 2022 net revenues of $7.3 billion, +2% y/y

● 2022 GAAP diluted EPS of $2.58, down 64% y/y

● 2022 adj. diluted EPS of $5.30, +5% y/y

● Record 2022 operating income of $3.6 billion, +5% y/y; Record adj. operating income of $4.3 billion, +4% y/y

● 2022 operating margin of 50%; adj. operating margin of 59%

● Record annual operating cash flow of $3.6 billion, +14% y/y; Record adj. free cash flow (FCF) of over $2.9 billion, +3% y/y

● Announces first quarter 2023 dividend of $0.42/share; an increase of 11% y/y

ATLANTA & NEW YORK, February 2, 2023 - Intercontinental Exchange (NYSE: ICE), a leading global provider of data, technology, and market infrastructure, today reported financial results for the fourth quarter and full year of 2022. For the quarter ended December 31, 2022, consolidated net income attributable to ICE was $425 million on $1.8 billion of consolidated revenues less transaction-based expenses. Fourth quarter GAAP diluted earnings per share (EPS) was $0.76. Adjusted net income attributable to ICE was $698 million in the fourth quarter and adjusted diluted EPS was $1.25.

For the full year of 2022 consolidated net income attributable to ICE was $1.4 billion on $7.3 billion of consolidated revenues less transaction-based expenses. Full year 2022 GAAP diluted EPS was $2.58, down 64% year-over-year, primarily due to net losses from Bakkt during 2022 and the divestment of Coinbase and deconsolidation of Bakkt during 2021. On an adjusted basis, net income attributable to ICE for the year was $3.0 billion and adjusted diluted EPS was $5.30, up 5% year-over-year.

Please refer to the reconciliation of non-GAAP financial measures included in this press release for more information on our adjusted operating expenses, adjusted operating income, adjusted operating margin, adjusted net income, adjusted diluted EPS and adjusted free cash flow.

Warren Gardiner, ICE Chief Financial Officer, added: "In 2022, we generated record revenues, record operating income and record operating cash flows. This strong performance, including compounding recurring revenue growth across all three of our business segments, is a testament to the strength of our strategically diversified business model. As we enter 2023, we are well positioned to benefit from numerous near-term cyclical tailwinds as well as longer-term secular trends and remain focused on creating value for stockholders."

Fourth Quarter and Full Year 2022 Business Highlights

Fourth quarter consolidated net revenues were $1.8 billion, down 4% year-over-year, including exchange net revenues of $982 million, fixed income and data services revenues of $537 million and mortgage technology revenues of $249 million. Consolidated operating expenses were $904 million for the fourth quarter of 2022. On an adjusted basis, consolidated operating expenses were $740 million. Consolidated operating income for the fourth quarter was $864 million and the operating margin was 49%. On an adjusted basis, consolidated operating income for the fourth quarter was $1.0 billion and the adjusted operating margin was 58%.

Full year 2022 consolidated net revenues were $7.3 billion, up 2% year-over-year, including exchange net revenues of $4.1 billion, fixed income and data services revenues of $2.1 billion and mortgage technology revenues of $1.1 billion. Consolidated operating expenses were $3.7 billion for 2022. On an adjusted basis, consolidated operating expenses were $3.0 billion. Consolidated operating income for the year was $3.6 billion and the operating margin was 50%. On an adjusted basis, consolidated operating income for the year was $4.3 billion and the adjusted operating margin was 59%.

$ (in millions)	Net Revenue	Op Margin	Adj Op Margin	Net Revenue	Op Margin	Adj Op Margin
	Full Year 2022			4 Q22
Exchanges	$4,071	70%	72%	$982	69%	71%
Fixed Income and Data Services	$2,092	34%	43%	$537	36%	44%
Mortgage Technology	$1,129	5%	45%	$249	(2)%	39%
Consolidated	$7,292	50%	59%	$1,768	49%	58%

	FY22	FY21	% Chg	4Q22	4Q21	% Chg
Recurring Revenue	$3,721	$3,509	6%	$940	$906	4%
Transaction Revenue, net	$3,571	$3,637	(2)%	$828	$934	(11)%

Exchanges Segment Results

Fourth quarter exchange net revenues were $982 million, down 3% year-over-year. Exchange operating expenses were $305 million and on an adjusted basis, were $288 million in the fourth quarter. Segment operating income for the fourth quarter was $677 million and the operating margin was 69%. On an adjusted basis, operating income was $694 million and the adjusted operating margin was 71%.

$ (in millions)	4Q22	4Q21	% Chg	Const Curr(1)
Revenue, net:
Energy	$278	$336	(17)%	(15)%
Ags and Metals	56	51	9%	11%
Financials(2)	100	113	(12)%	(3)%
Cash Equities and Equity Options	92	89	3%	3%
OTC and Other(3)	103	87	17%	22%
Data and Connectivity Services	226	215	5%	5%
Listings	127	123	3%	3%
Segment Revenue	$982	$1,014	(3)%	(1)%

Recurring Revenue	$353	$338	5%	5%
Transaction Revenue, net	$629	$676	(7)%	(4)%

(1) Net revenues in constant currency are calculated holding both the pound sterling and euro at the average exchange rate from 4Q21, 1.3486 and 1.1438, respectively.

(2) Financials include interest rates and other financial futures and options.

(3) OTC & other primarily includes physical energy, interest income on certain clearing margin deposits, regulatory penalties and fines, fees for use of our facilities, regulatory fees charged to member organizations of our U.S. securities exchanges, designated market maker service fees, technology development fees, exchange member fees, and agriculture grading and certification fees.

Full year exchange net revenues were $4.1 billion, up 6% year-over-year. Exchange operating expenses were $1.2 billion and on an adjusted basis, were $1.1 billion for the full year. Segment operating income for 2022 was $2.9 billion and the operating margin was 70%. On an adjusted basis, operating income was $2.9 billion and the adjusted operating margin was 72%.

$ (in millions)	FY22	FY21	% Chg	Const Curr(1)
Revenue, net:
Energy	$1,162	$1,236	(6)%	(4)%
Ags and Metals	235	228	3%	4%
Financials(2)	475	394	21%	30%
Cash Equities and Equity Options	378	355	7%	7%
OTC and Other(3)	429	326	31%	37%
Data and Connectivity Services	877	838	5%	5%
Listings	515	479	7%	7%
Segment Revenue	$4,071	$3,856	6%	8%

Recurring Revenue	$1,392	$1,317	6%	6%
Transaction Revenue, net	$2,679	$2,539	6%	9%

(1) Net revenues in constant currency are calculated holding both the pound sterling and euro at the average exchange rate from 2021, 1.3762 and 1.1835, respectively.

(2) Financials include interest rates and other financial futures and options.

(3) OTC & other primarily includes physical energy, interest income on certain clearing margin deposits, regulatory penalties and fines, fees for use of our facilities, regulatory fees charged to member organizations of our U.S. securities exchanges, designated market maker service fees, technology development fees, exchange member fees, and agriculture grading and certification fees.

Fixed Income and Data Services Segment Results

Fourth quarter fixed income and data services revenues were $537 million, up 12% year-over-year. Fixed income and data services operating expenses were $344 million and adjusted operating expenses were $301 million in the fourth quarter. Segment operating income for the fourth quarter was $193 million and the operating margin was 36%. On an adjusted basis, operating income was $236 million and the adjusted operating margin was 44%.

$ (in millions)	4Q22	4Q21	% Chg	Const Curr(1)
Revenue:
Fixed Income Execution	$35	$13	181%	182%
CDS Clearing	79	48	63%	66%
Fixed Income Data and Analytics	274	278	(1)%	—%
Other Data and Network Services	149	141	6%	8%
Segment Revenue	$537	$480	12%	13%

Recurring Revenue	$423	$419	1%	3%
Transaction Revenue	$114	$61	88%	89%

(1) Net revenues in constant currency are calculated holding both the pound sterling and euro at the average exchange rate from 4Q21, 1.3486 and 1.1438, respectively.

Full year 2022 fixed income and data services revenues were $2.1 billion, up 11% year-over-year. Fixed income and data services operating expenses were $1.4 billion and on an adjusted basis, were $1.2 billion for the year. Segment operating income for the full year was $719 million and the operating margin was 34%. On an adjusted basis, operating income was $899 million and the adjusted operating margin was 43%.

$ (in millions)	FY22	FY21	% Chg	Const Curr(1)
Revenue:
Fixed Income Execution	$101	$52	96%	96%
CDS Clearing	305	192	59%	61%
Fixed Income Data and Analytics	1,098	1,082	1%	3%
Other Data and Network Services	588	557	6%	7%
Segment Revenue	$2,092	$1,883	11%	13%

Recurring Revenue	$1,686	$1,639	3%	4%
Transaction Revenue	$406	$244	66%	69%

(1) Net revenues in constant currency are calculated holding both the pound sterling and euro at the average exchange rate from 2021, 1.3762 and 1.1835, respectively.

Mortgage Technology Segment Results

Fourth quarter mortgage technology revenues were $249 million. Mortgage technology operating expenses were $255 million and adjusted operating expenses were $151 million in the fourth quarter. Segment operating loss for the fourth quarter was $6 million and the operating margin was (2)%. On an adjusted basis, operating income was $98 million and the adjusted operating margin was 39%.

$ (in millions)	4Q22	4Q21	% Chg
Revenue:
Origination Technology	$172	$231	(25)%
Network and Closing Solutions	42	83	(50)%
Data and Analytics	24	18	31%
Registrations and Other	11	14	(19)%
Segment Revenue	$249	$346	(28)%

Recurring Revenue	$164	$149	10%
Transaction Revenue	$85	$197	(57)%

Full year mortgage technology revenues were $1.1 billion. Mortgage technology operating expenses were $1.1 billion and adjusted operating expenses were $618 million in 2022. Segment operating income for the full year was $57 million and the operating margin was 5%. On an adjusted basis, operating income was $511 million and the adjusted operating margin was 45%.

$ (in millions)	FY22	FY21	% Chg
Revenue:
Origination Technology	$758	$971	(22)%
Network and Closing Solutions	229	310	(26)%
Data and Analytics	90	73	24%
Registrations and Other	52	53	(3)%
Segment Revenue	$1,129	$1,407	(20)%

Recurring Revenue	$643	$553	16%
Transaction Revenue	$486	$854	(43)%

Other Matters

•	ICE repurchased $632 million of its common stock and paid $853 million in dividends in 2022. In connection with ICE's pending acquisition of Black Knight, on May 4, 2022 ICE suspended its share repurchases.
•	As of December 31, 2022, unrestricted cash was $1.8 billion and outstanding debt was $18.1 billion, including $5.0 billion of Special Mandatory Redemption (SMR) Notes related to the financing of Black Knight.
•	Operating cash flow for 2022 was $3.6 billion, up 14% from $3.1 billion one year ago. 2022 adjusted free cash flow was $2.9 billion, up 3% from one year ago.
•	The effective tax rate for the fourth quarter was 22%.

Financial Guidance

	GAAP	Non-GAAP
2023 Exchange Recurring Revenue (% growth)	Low-single digits (excluding ~$20 million related to LIBOR cessation)
2023 Fixed Income & Data Services Recurring Revenue (% growth)	Mid-single digits (excluding ~$15 million related to FX and Euronext migration)
2023 Mortgage Technology Recurring Revenue (% growth)	Mid-to-high single digits
2023 Operating Expenses	$3.675 - $3.725 billion	$3.04 - $3.09 billion(1)
1Q23 Operating Expenses	$895 - $905 million	$745 - $755 million(1)
1Q23 Non-Operating Expense(2)	$115 - $125 million	$95 - $100 million
2023 Capital Expenditures	$450 - $500 million
2023 Effective Tax Rate	24% - 26%(3)
1Q23 Weighted Average Shares Outstanding	558 - 564 million shares

(1) 2023 and 1Q23 non-GAAP operating expenses exclude amortization of acquisition-related intangibles and transaction and integration expenses.

(2) Non-operating expense includes interest income, interest expense and net other income/expense. Adjusted non-operating expense excludes equity earnings from unconsolidated investees and net interest on pre-acquisition delated debt.

(3) This represents 2023 full year guidance for both the GAAP and non-GAAP effective tax rates but note that the GAAP effective tax rate is more susceptible to diverging from this guidance based on items outside the normal course of business that are adjusted for to derive our non-GAAP results. Such items can be unknown, unpredictable or uncertain, requiring unreasonable efforts to determine with any precision and which could potentially be confusing or misleading.

Earnings Conference Call Information

ICE will hold a conference call today, February 2, at 8:30 a.m. ET to review its fourth quarter 2022 financial results. A live audio webcast of the earnings call will be available on the company's website at www.theice.com in the investor relations section. Participants may also listen via telephone by dialing 844-200-6205 from the United States or 929-526-1599 from outside of the United States. Telephone participants are required to provide the participant entry number 066516 and are recommended to call 10 minutes prior to the start of the call. The call will be archived on the company's website for replay.

The conference call for the first quarter 2023 earnings has been scheduled for May 4th at 8:30 a.m. ET. Please refer to the Investor Relations website at www.ir.theice.com for additional information.

Historical futures, options and cash ADV, rate per contract, open interest data and CDS cleared information can be found at: https://ir.theice.com/investor-resources/supplemental-information/default.aspx

Consolidated Statements of Income

(In millions, except per share amounts)

	Twelve Months Ended December 31,		Three Months Ended December 31,
Revenues:	2022	2021	2022	2021
Exchanges	$6,415	$5,878	$1,591	$1,502
Fixed income and data services	2,092	1,883	537	480
Mortgage technology	1,129	1,407	249	346
Total revenues	9,636	9,168	2,377	2,328
Transaction-based expenses:
Section 31 fees	499	248	167	44
Cash liquidity payments, routing and clearing	1,845	1,774	442	444
Total revenues, less transaction-based expenses	7,292	7,146	1,768	1,840
Operating expenses:
Compensation and benefits	1,407	1,462	349	369
Professional services	131	159	30	35
Acquisition-related transaction and integration costs	93	102	12	60
Technology and communication	683	666	170	171
Rent and occupancy	83	84	20	23
Selling, general and administrative	226	215	60	52
Depreciation and amortization	1,031	1,009	263	250
Total operating expenses	3,654	3,697	904	960
Operating income	3,638	3,449	864	880
Other income (expense):
Interest income	108	1	66	1
Interest expense	(616)	(423)	(176)	(102)
Other income/(expense), net	(1,322)	2,671	(190)	1,330
Total other income/(expense), net	(1,830)	2,249	(300)	1,229
Income before income tax expense	1,808	5,698	564	2,109
Income tax expense	310	1,629	124	580
Net income	$1,498	$4,069	$440	$1,529
Net income attributable to non-controlling interest	(52)	(11)	(15)	(2)
Net income attributable to Intercontinental Exchange, Inc.	$1,446	$4,058	$425	$1,527

Earnings per share attributable to Intercontinental Exchange, Inc. common stockholders:
Basic	$2.59	$7.22	$0.76	$2.72
Diluted	$2.58	$7.18	$0.76	$2.70
Weighted average common shares outstanding:
Basic	559	562	559	562
Diluted	561	565	560	565

Consolidated Balance Sheets

(In millions)

	As of	As of
	December 31, 2022	December 31, 2021
Assets:
Current assets:
Cash and cash equivalents	$1,799	$607
Short-term restricted cash and cash equivalents	6,149	1,035
Cash and cash equivalent margin deposits and guaranty funds	141,990	145,936
Invested deposits, delivery contracts receivable and unsettled variation margin	5,382	4,493
Customer accounts receivable, net	1,169	1,208
Prepaid expenses and other current assets	458	1,021
Total current assets	156,947	154,300
Property and equipment, net	1,767	1,699
Other non-current assets:
Goodwill	21,111	21,123
Other intangible assets, net	13,090	13,736
Long-term restricted cash and cash equivalents	405	398
Other non-current assets	1,018	2,246
Total other non-current assets	35,624	37,503
Total assets	$194,338	$193,502

Liabilities and Equity:
Current liabilities:
Accounts payable and accrued liabilities	$866	$703
Section 31 fees payable	223	57
Accrued salaries and benefits	352	354
Deferred revenue	170	194
Short-term debt	4	1,521
Margin deposits and guaranty funds	141,990	145,936
Invested deposits, delivery contracts payable and unsettled variation margin	5,382	4,493
Other current liabilities	184	153
Total current liabilities	149,171	153,411
Non-current liabilities:
Non-current deferred tax liability, net	3,493	4,100
Long-term debt	18,118	12,397
Accrued employee benefits	160	200
Non-current operating lease liability	254	252
Other non-current liabilities	381	394
Total non-current liabilities	22,406	17,343
Total liabilities	171,577	170,754
Commitments and contingencies
Redeemable non-controlling interests in consolidated subsidiaries	—	—
Equity:
Intercontinental Exchange, Inc. stockholders’ equity:
Common stock	6	6
Treasury stock, at cost	(6,225)	(5,520)
Additional paid-in capital	14,313	14,069
Retained earnings	14,943	14,350
Accumulated other comprehensive loss	(331)	(196)
Total Intercontinental Exchange, Inc. stockholders’ equity	22,706	22,709
Non-controlling interest in consolidated subsidiaries	55	39
Total equity	22,761	22,748
Total liabilities and equity	$194,338	$193,502

Non-GAAP Financial Measures and Reconciliation

We use non-GAAP measures internally to evaluate our performance and in making financial and operational decisions. When viewed in conjunction with our GAAP results and the accompanying reconciliation, we believe that our presentation of these measures provides investors with greater transparency and a greater understanding of factors affecting our financial condition and results of operations than GAAP measures alone. In addition, we believe the presentation of these measures is useful to investors for period-to-period comparison of results because the items described below as adjustments to GAAP are not reflective of our core business performance. These financial measures are not in accordance with, or an alternative to, GAAP financial measures and may be different from non-GAAP measures used by other companies. We use these adjusted results because we believe they more clearly highlight trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures, since these measures eliminate from our results specific financial items that have less bearing on our core operating performance. We strongly recommend that investors review the GAAP financial measures and additional non-GAAP information included in our Annual Report on Form 10-K, including our consolidated financial statements and the notes thereto.

Adjusted operating expenses, adjusted operating income, adjusted operating margin, adjusted net income attributable to ICE common stockholders, adjusted diluted earnings per share and adjusted free cash flow for the periods presented below are calculated by adding or subtracting the adjustments described below, which are not reflective of our cash operations and core business performance, and their related income tax effect and other tax adjustments (in millions, except for per share amounts):

Adjusted Operating Income, Operating Margin and Operating Expense Reconciliation

(In millions)

(Unaudited)

	Exchanges Segment		Fixed Income and Data Services Segment		Mortgage Technology Segment		Consolidated
	Year Ended December 31,		Year Ended December 31,		Year Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021	2022	2021	2022	2021
Total revenues, less transaction-based expenses	$4,071	$3,856	$2,092	$1,883	$1,129	$1,407	$7,292	$7,146
Operating expenses	1,209	1,333	1,373	1,354	1,072	1,010	3,654	3,697
Less: Amortization of acquisition-related intangibles	67	73	180	180	363	369	610	622
Less: Transaction and integration costs	—	59	—	—	91	39	91	98
Adjusted operating expenses	$1,142	$1,201	$1,193	$1,174	$618	$602	$2,953	$2,977
Operating income	$2,862	$2,523	$719	$529	$57	$397	$3,638	$3,449
Adjusted operating income	$2,929	$2,655	$899	$709	$511	$805	$4,339	$4,169
Operating margin	70%	65%	34%	28%	5%	28%	50%	48%
Adjusted operating margin	72%	69%	43%	38%	45%	57%	59%	58%

Adjusted Operating Income, Operating Margin and Operating Expense Reconciliation

(In millions)

(Unaudited)

	Exchanges Segment		Fixed Income and Data Services Segment		Mortgage Technology Segment		Consolidated
	Three Months Ended December 31,		Three Months Ended December 31,		Three Months Ended December 31,		Three Months Ended December 31,
	2022	2021	2022	2021	2022	2021	2022	2021
Total revenues, less transaction-based expenses	$982	$1,014	$537	$480	$249	$346	$1,768	$1,840
Operating expenses	305	356	344	344	255	260	904	960
Less: Amortization of acquisition-related intangibles	17	17	43	44	92	92	152	153
Less: Transaction and integration costs	—	47	—	—	12	11	12	58
Adjusted operating expenses	$288	$292	$301	$300	$151	$157	$740	$749
Operating income/(loss)	$677	$658	$193	$136	$(6)	$86	$864	$880
Adjusted operating income	$694	$722	$236	$180	$98	$189	$1,028	$1,091
Operating margin	69%	65%	36%	28%	(2)%	25%	49%	48%
Adjusted operating margin	71%	71%	44%	38%	39%	55%	58%	59%

Adjusted Net Income Attributable to ICE and EPS

(In millions)

	Twelve Months Ended 12/31/2022	Twelve Months Ended 12/31/2021
Net income attributable to ICE common stockholders	$1,446	$4,058
Add: Amortization of acquisition-related intangibles	610	622
Add: Transaction and integration costs	91	98
Less: Gain on sale and fair value adjustment of equity investments and dividends received	(41)	(1,321)
Less: Gain on deconsolidation of Bakkt	—	(1,419)
Add: Net losses from and impairment of unconsolidated investees	1,340	42
Add: Net interest expense on pre-acquisition-related debt and debt extinguishment	89	4
Add: Other	9	9
Add/(Less): Income tax effect for the above items	(579)	587
Add: Deferred tax adjustments on acquisition-related intangibles	9	183
Adjusted net income attributable to ICE common stockholders	$2,974	$2,863

Diluted earnings per share attributable to ICE common stockholders	$2.58	$7.18

Adjusted diluted earnings per share attributable to ICE common stockholders	$5.30	$5.06

Diluted weighted average common shares outstanding	561	565

Adjusted Net Income Attributable to ICE and EPS

(In millions)

(Unaudited)

	Three Months Ended 12/31/2022	Three Months Ended 12/31/2021
Net income attributable to ICE	$425	$1,527
Add: Amortization of acquisition-related intangibles	152	153
Add: Transaction and integration costs	12	58
Less: Gain on deconsolidation of Bakkt	—	(1,419)
Add: Net losses from and impairment of unconsolidated investees	188	84
Add: Net interest expense on pre-acquisition-related debt and debt extinguishment	10	—
Add/(Less): Income tax effect related to the items above	(101)	371
Add/(Less): Deferred tax adjustments on acquisition-related intangibles	12	(13)
Adjusted net income attributable to ICE	$698	$761

Diluted earnings per share	$0.76	$2.70

Adjusted diluted earnings per share	$1.25	$1.34

Diluted weighted average common shares outstanding	560	565

Adjusted Free Cash Flow Calculation

(In millions)

(Unaudited)

	Twelve Months Ending 12/31/22	Twelve Months Ending 12/31/21
Cash flow from operations	$3,554	$3,123
Less: Capital expenditures and capitalized software development costs	(482)	(452)
Add/(Less): Section 31 fees, net	(166)	150
Adjusted free cash flow	$2,906	$2,821

About Intercontinental Exchange

Intercontinental Exchange (NYSE: ICE) is a Fortune 500 company and provider of marketplace infrastructure, data services and technology solutions to a broad range of customers including financial institutions, corporations and government entities. We operate regulated marketplaces, including the New York Stock Exchange, for the listing, trading and clearing of a broad array of derivatives contracts and financial securities across major asset classes. Our comprehensive data services offering supports the trading, investment, risk management and connectivity needs of customers around the world and across asset classes. As a leading technology provider for the U.S. residential mortgage industry, ICE Mortgage Technology provides the technology and infrastructure to transform and digitize U.S. residential mortgages, from application and loan origination through to final settlement.

Trademarks of ICE and/or its affiliates include Intercontinental Exchange, ICE, ICE block design, NYSE and New York Stock Exchange. Information regarding additional trademarks and intellectual property rights of Intercontinental Exchange, Inc. and/or its affiliates is located here. Key Information Documents for certain products covered by the EU Packaged Retail and Insurance-based Investment Products Regulation can be accessed on the relevant exchange website under the heading “Key Information Documents (KIDS).”

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 -- Statements in this press release regarding ICE's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see ICE's Securities and Exchange Commission (SEC) filings, including, but not limited to, the risk factors in ICE's Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC on February 2, 2023.

SOURCE: Intercontinental Exchange

ICE-CORP

ICE Investor Relations Contact:

Katia Gonzalez

+1 678 981 3882

katia.gonzalez@ice.com

investors@ice.com

ICE Media Contact:

Josh King

+1 212 656 2490

josh.king@ice.com

media@ice.com